The information in this pricing supplement is not complete and may be changed. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to completion, Pricing Supplement dated July 27, 2006
PROSPECTUS Dated January 25, 2006                                                          Pricing Supplement No. 88 to
PROSPECTUS SUPPLEMENT                                                             Registration Statement No. 333-131266
Dated January 25, 2006                                                                        Dated              , 2006
                                                                                                         Rule 424(b)(2)
                                                            $
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                   ------------------
                                               PLUS due November 20, 2007
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                  Based on the Performance of a Basket of Asian Indices
                                Performance Leveraged Upside Securities(SM) ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the performance, as determined at maturity, of an equally weighted basket composed of the FTSE/Xinhua China 25 Index(SM), the Kospi 200 Index(SM), the MSCI Taiwan Index(SM) and the Tokyo Stock Price Index(SM), each of which we refer to as a basket index and collectively we refer to as the basket indices.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, you will receive an amount of cash per PLUS based on the performance of the basket.

     o    If the final basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity. The leveraged upside payment will equal the product of (i) $10, (ii) the basket percent increase and (iii) 300%, which we refer to as the leverage factor.

          >    The basket percent increase will be equal to (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

          >    The maximum payment at maturity is expected to be $12.00 to $12.20. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public.

     o    If the final basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to the product of (i) $10 and (ii) the basket performance factor, which will be an amount that is less than or equal to the $10 principal amount of
          PLUS that you hold, and which could be significantly less than $10.

          >    The basket performance factor will be equal to (i) the final basket value divided by (ii) the initial basket value.

o    At the initial offering of the PLUS, the basket is equally weighted and the initial basket value is 10. The fractional value of each of the basket indices included in the basket will be determined by a multiplier, as set forth in this pricing supplement, based on the weightings and closing values of each of the basket indices each as determined on the index business day immediately following the day we price the PLUS for initial sale to the public.

o    The final basket value will equal the sum of (i) the final value of the FTSE/Xinhua China 25 Index times the
     FTSE/Xinhua China 25 Index multiplier, (ii) the final value of the Kospi 200 Index times the Kospi 200 Index multiplier, (iii) the final value of the MSCI Taiwan Index times the MSCI Taiwan Index multiplier and (iv) the final value of the Tokyo Stock Price Index times the Tokyo Stock Price Index multiplier. The final values for each of the basket indices and the multiplier for each basket index will be calculated on November 16, 2007, which we refer to as the valuation date.

o    Investing in the PLUS is not equivalent to investing in the basket or its component indices.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61747S819.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

                                                   ------------------
                                                   PRICE $10 PER PLUS
                                                   ------------------

                                                               Price to               Agent's
                                                                Public             Commissions(1)      Proceeds to Company
                                                          -----------------  ------------------------  -------------------
Per PLUS.............................................             $                      $                      $
Total................................................             $                      $                      $
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS-Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the performance, as determined at maturity, of a weighted basket composed of the FTSE/Xinhua China 25 Index(SM), the Kospi
200 Index(SM), the MSCI Taiwan Index(SM) and the Tokyo Stock Price Index(SM), each of which we refer to as a basket index and collectively we refer to as the basket indices.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

     "FTSE/Xinhua China 25 Index" is a service mark of FTSE/Xinhua China Index Limited and has been licensed for use by
Morgan Stanley. "Kospi 200 Index" is a service mark of the Korean Stock Exchange and has been licensed for use by Morgan
Stanley. " MSCI Taiwan Index" is a service mark of MSCI and has been licensed for use by Morgan Stanley. "TOPIX(R)" and
"TOPIX Index(R)" are registered trademarks of the Tokyo Stock Exchange, Inc. and have been licensed for use by Morgan
Stanley.

Each PLUS costs $10              We, Morgan Stanley, are offering Performance Leveraged Upside SecuritiesSM due
                                 November 20, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                 Based on the Performance of a Basket Composed of Asian Indices, which we refer to as the PLUS.  The principal amount and issue price of each PLUS is $10.

                                 The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee
principal; no interest           any return of principal at maturity.  If the final basket value is less than the initial basket value, we will pay you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket.  The final basket value will equal the sum of (i) the final value of the FTSE/Xinhua China 25 Index times the FTSE/Xinhua China 25 Index multiplier, (ii) the final value of the Kospi 200 Index times the Kospi 200 Index multiplier, (iii) the final value of the MSCI Taiwan Index times the MSCI Taiwan
                                 Index multiplier and (iv) the final value of the Tokyo Stock Price Index times the
                                 Tokyo Stock Price Index multiplier.  The final values for each of the basket indices and the multiplier for each basket index will be calculated on November 16,
                                 2007, which we refer to as the valuation date.  The scheduled valuation date may be postponed in the event of a market disruption event as described in "Description of
                                 PLUS--Valuation Date."

The basket                       We have designed the PLUS to provide investors with exposure to the FTSE/Xinhua
                                 China 25 Index, the Kospi 200 Index, the MSCI Taiwan Index and the Tokyo Stock
                                 Price Index, four markets in east Asia.  The following table sets forth the basket indices, the Bloomberg page for each of the basket indices, the percentage weighting of each basket index within the basket, the initial value of each of the basket indices and the multiplier for each basket index.

                                                          PS-3
========================================================================================================================

                                                                        Percentage
                                                                          Weight         Initial Value
                               Basket Index        Bloomberg Page    of Basket Value    of Basket Index    Multiplier
                        -------------------------- ---------------  -----------------  -----------------  ------------
                        FTSE/Xinhua China 25 Index     XIN0I              25.0%
                        Kospi 200 Index                KOSPI              25.0%
                        MSCI Taiwan Index               MXTW              25.0%
                        Tokyo Stock Price Index         TPX               25.0%

The initial basket value         At the initial offering of the PLUS, the basket is equally weighted, and the
equals 10                        initial basket value is 10.  The fractional value of each of the basket indices included in the basket will be determined by a multiplier, based on the weightings and closing values of each of the basket indices each as determined on the index business day immediately following the day we price the PLUS for initial sale to the public.  The multiplier for any basket index will remain constant for the term of the PLUS.

Final basket value               The final basket value will equal the sum of (i) the final value of the FTSE/Xinhua
                                 China 25 Index times the FTSE/Xinhua China 25 Index multiplier, (ii) the final value of the Kospi 200 Index times the Kospi 200 Index multiplier, (iii) the final value of the MSCI Taiwan Index times the MSCI Taiwan Index multiplier and (iv) the final value of the Tokyo Stock Price Index times the Tokyo Stock Price Index multiplier.  The final values for each of the basket indices will be calculated on the valuation date.

                                 Because the performance of the basket indices may not be correlated, negative performance by any one or more of the basket indices could wholly offset positive performance by other basket indices.

Payment at maturity              At maturity, you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the performance of the weighted basket.  The payment at maturity will be determined on the valuation date as follows:

                                 o    If the final basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10    +    the leveraged upside payment,

                                        subject to a maximum payment at maturity of $12.00 to $12.20, or 120% to
                                        122% of the issue price,

                                        where

                                        leveraged upside payment   =   ($10  x  300% x  basket percent increase)

                                      and

                                                                       final basket value - initial basket value
                                     basket percent increase    =      -----------------------------------------
                                                                                  initial basket value

                                 o    If the final basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10    x    basket performance factor

                                                          PS-4
========================================================================================================================

                                      where,

                                                                            final basket value
                                     basket performance factor     =   ----------------------------
                                                                           initial basket value

                                      Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                 On PS-8, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                 Maturity," which illustrates the performance of the PLUS at maturity assuming a range of hypothetical final basket values.  The graph does not show every situation that may occur.

                                 You can review a table of the historical values and related graphs of each of the basket indices for each calendar quarter in the period from January 1, 2001 through
                                 July 26, 2006 and a graph of the hypothetical historical performance of the basket for the period from January 1, 2001 through July 26, 2006 (assuming that each of the basket indices is weighted in the basket as described above) in this pricing supplement under "Description of PLUS--Historical Information" and "--Historical
                                 Graph."  You cannot predict the future performance of the basket indices or of the basket based on their historical performance.

                                 Investing in the PLUS is not equivalent to investing in the basket or any of its component indices.

FTSE/Xinhua China 25 Index       The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited and measures the composite price performance of selected Chinese stocks.  The FTSE/Xinhua China 25 Index is currently based on 25 underlying stocks trading on the Hong Kong Stock
                                 Exchange.  For further information regarding the FTSE/Xinhua China 25 Index, see
                                 "Description of PLUS--The FTSE/Xinhua China 25 Index."

Kospi 200 Index                  The Kospi 200 Index is calculated, published and disseminated by the Korea
                                 Stock Exchange ("KSE").  The Kospi 200 Index is composed of 200 blue chips and accounts for approximately 90% of the total market capitalization of the KSE.
                                 The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in the industry groups to which they belong.  For further information regarding the Kospi 200 Index, see "Description of PLUS--The Kospi 200 Index."

MSCI Taiwan Index                The MSCI Taiwan Index is owned and published by MSCI, a majority-owned subsidiary of Morgan Stanley.  The MSCI Taiwan Index is an equity index of securities listed on the Taiwan Stock Exchange.  The MSCI Taiwan Index is a free float-adjusted market capitalization index.  It is calculated daily in US dollars and published in real time in Taiwan Dollars, every 15 seconds during market trading hours.  For further information regarding the MSCI Taiwan Index, see "Description of PLUS--The MSCI Taiwan Index."

                                                          PS-5
========================================================================================================================

MSCI is our subsidiary           MSCI publishes the MSCI Taiwan Index and is a majority-owned subsidiary of Morgan
                                 Stanley.  MSCI is responsible for the design and maintenance of the MSCI Taiwan
                                 Index, including decisions regarding the calculation of the MSCI Taiwan Index, such as the addition and deletion of component stocks and other methodological modifications of the MSCI Taiwan Index.  The actions and judgments of MSCI may affect the value of the MSCI Taiwan Index and, consequently, the value of the
                                 PLUS.  The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.

Tokyo Stock Price Index          Tokyo Stock Exchange, Inc. is responsible for calculating, maintaining and publishing the Tokyo Stock Price Index.  It is a market capitalization-weighted index of all the domestic common stocks listed in the first section of the Tokyo
                                 Stock Exchange which have an accumulative length of listing of at least six months.  For further information regarding the Tokyo Stock Price Index, see
                                 "Description of PLUS--The Tokyo Stock Price Index."

Postponement of maturity date    If the scheduled valuation date is not an index business day or if a market disruption event occurs on that day, the maturity date of the PLUS will be postponed until the second scheduled trading day following the valuation date as postponed.  See the section of this pricing supplement called "Description of
                                 PLUS--Maturity Date."

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase
purchase the PLUS prior to our   the PLUS.  You may revoke your offer to purchase the PLUS at any time prior to
acceptance                       the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the
                                 PLUS prior to their issuance.  In the event of any material changes to the terms of the PLUS, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its
Calculation Agent                successors, which we refer to as MS & Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will calculate the closing values of the basket indices on the valuation date, the final basket value, the percentage change in the basket and the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more          The PLUS are senior notes issued as part of our Series F medium-term note program.
information on the PLUS          You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and prospectus dated
                                 January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes" and in the section of the prospectus called "Description of Securities."

                                 Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement.  You should also read about some of the risks involved in investing in PLUS in the section called
                                 "Risk Factors."  The tax treatment of investments in equity-linked notes such as these may differ from that of investments in ordinary debt securities or common stock.  Please read the discussion under "Description of PLUS -- United States
                                 Federal Income Taxation" in this pricing supplement

                                                          PS-6
========================================================================================================================

                                 concerning the U.S.  federal tax  consequences of investing in the PLUS. We urge you to consult with your investment,  legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                 761-4000).

                                                          PS-7
========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical final basket values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS:             $10

     o    Initial Basket Value:             10

     o    Leverage Factor:                  300%

and on the following hypothetical term:

     o    Maximum Payment at Maturity:      $12.10 (121% of the issue price)

     Where the final basket value is greater than the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment subject to the maximum payment at maturity. Where the final basket value is less than or equal to the initial basket value, the payment at maturity on the
PLUS reflected in the graph below is equal to $10 multiplied by the basket performance factor.

     Because you will not receive more than the maximum payment at maturity, in the hypothetical example below you will realize the maximum leveraged upside payment at a final basket value of 107% of the initial basket value, or 10.70. In addition, in the hypothetical example below, you will not share in the performance of the basket at final values above
121% of the initial basket value, or 12.10. The graph does not show every situation that may occur.

                                                          PS-8
========================================================================================================================

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity.  The return investors realize on the PLUS is limited by the maximum payment at maturity.  This section describes the most significant risks relating to the PLUS.  You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or      The terms of the PLUS differ from those of ordinary debt securities in that we will
guarantee return of principal    not pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity.  Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final basket value.
                                 If the final basket value is greater than the initial basket value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum total payment at maturity, which is expected to be $12.00 to $12.20, or 120% to 122% of the issue price.  If the final basket value is less than the initial basket value, you will lose money on your investment; you will receive an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket.  See "Hypothetical
                                 Payouts on the PLUS at Maturity" on PS-8.

Your appreciation potential is   The appreciation potential of the PLUS is limited by the maximum payment at
limited                          maturity of $12.00 to $12.20, or 120% to 122% of the issue price.  As a result, you will not share in any appreciation of the basket above 120% to 122% of the value of the basket on the day we price the PLUS for initial sale to the public.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final basket value exceeds approximately 106.67% to 107.33% of the initial basket value.  See
                                 "Hypothetical Payouts on the PLUS at Maturity" on PS-8.

The PLUS will not be listed      The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS.  MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the PLUS
                                 easily.    Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co.
                                 is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may     Several factors, many of which are beyond our control, will influence the value of
be influenced by many            the PLUS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the PLUS in the secondary market, including:

                                    o    the value of each of the basket indices at any time, and in particular on the valuation date

                                    o    the volatility (frequency and magnitude of changes in value) of each of the basket indices

                                    o    the correlation or lack of correlation among the basket indices

                                    o    interest and yield rates in the market

                                                          PS-9
========================================================================================================================

                                    o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket indices or stock markets generally and which may affect the final values of the basket indices

                                    o    the time remaining until the PLUS matures

                                    o    our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the issue price if the values of the basket indices at the time of sale are at or below their initial values or if market interest rates rise.  You cannot predict the future performance of any of the basket indices based on their historical performance.  The final basket value may be less than the initial basket value so that you will receive at maturity an amount that is less than the $10 principal amount of each PLUS by an amount proportionate to the decrease in the basket.  In addition, there can be no assurance that the final basket value will be greater than the initial basket value so that you will receive at maturity an amount in excess of the principal amount of the PLUS.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase PLUS in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Potential risks of investing     The underlying stocks that constitute the basket indices have been issued by
in a security linked to          companies in various Asian countries.  Investments in securities indexed to the
foreign shares                   value of such foreign equity securities involve risks associated with the securities market in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange
                                 Commission, and generally foreign companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

                                 The prices of securities in Asia may be affected by political, economic, financial and social factors in such jurisdictions, including changes in a country's government, economic and fiscal policies and currency exchange laws.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  Such countries may be subjected to different and, in some cases, more adverse economic environments, like the recession experienced in the recent past by the Japanese economy and certain other Asian economies.

Changes in the value of one or   Value movements in the basket indices may not correlate with each other.  At a time
more of the basket indices may   when the value of one basket index increases, the value of the other basket indices
offset each other                may not increase as much, or may decline in value.  Therefore, in calculating the basket indices' final values and the final basket value on the valuation date, increases in the value of one basket index may be moderated, or wholly offset, by lesser increases or declines in the value of other basket indices.

                                                         PS-10
========================================================================================================================

                                 You can review a table of the historical values and related graphs of each of the basket indices for each calendar quarter in the period from January 1, 2001 through
                                 July 26, 2006, and a graph of the hypothetical historical performance of the basket for the period from January 1, 2001 through July 26, 2006 (assuming that each of the basket indices is weighted in the basket as described above) in this pricing supplement under "Description of PLUS--Historical Information" and "--Historical
                                 Graph."  You cannot predict the future performance of any of the basket indices or of the basket as a whole based on historical performance.  In addition, there can be no assurance that the final basket value will be greater than 10 so that you will receive at maturity an amount in excess of the principal amount of the PLUS.
                                 Nor can there be any assurance that the value of the basket will not increase beyond 120% to 122% of the initial basket value, in which case you will only receive the maximum payment at maturity.  You will no longer share in the performance of the basket at basket values above 120% to 122% of the initial basket value.

Adjustments to the basket        The publisher of a basket index can add, delete or substitute the stocks underlying
indices could adversely affect   such basket index or make other methodological changes that could change the value
the value of the PLUS            of such basket index.  Any of these actions could adversely affect the value of the
                                 PLUS.

                                 The publisher of a basket index may discontinue or suspend calculation or publication of such basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued basket index.  MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing price on the valuation date of the stocks underlying such basket index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such basket index last in effect prior to discontinuance of the relevant basket index.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the PLUS.
our affiliates are potentially
adverse to your interests        MSCI and MS & Co., the calculation agent, are each our subsidiaries.  MSCI is responsible for calculating and maintaining the MSCI Taiwan Index and the guidelines and policies governing its composition and calculation.  Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.

                                 The policies and judgments for which MSCI is responsible concerning additions, deletions, substitutions and weightings of the component stocks and the manner in which certain changes affecting such component stocks are taken into account may affect the value of the MSCI Taiwan Index and, consequently, the value of the
                                 PLUS.  The inclusion of a component stock in the MSCI Taiwan Index is not an investment recommendation by Morgan Stanley or MSCI of that security.

                                 MS & Co. and MSCI are under no obligation to consider your interests as an investor in the PLUS and will not do so.  Any such actions or judgments by MSCI or MS & Co.
                                 could adversely affect the price of the underlying shares and, consequently, the value of the PLUS.

                                                         PS-11
========================================================================================================================

                                 As calculation agent, MS & Co. will determine the initial value and final value of each basket index, the percentage change in the basket and calculate the amount of cash, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a market disruption event, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of
                                 PLUS--Market Disruption Event" and "--Discontinuance of a Basket Index; Alteration of
                                 Method of Calculation."

                                 The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS.  The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not     Investing in the PLUS is not equivalent to investing in the basket indices or their
equivalent to investing in the   component stocks.  As an investor in the PLUS, you will not have voting rights or
basket indices                   rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the basket indices.

Hedging and trading activity     MS & Co. and other affiliates of ours will carry out hedging activities related to
by the calculation agent and     the PLUS (and to other instruments linked to the basket indices or their component
its affiliates could             stocks), including trading in the stocks underlying the basket indices as well as
potentially affect the value     in other instruments related to the basket indices.  MS & Co. and some of our other
of the PLUS                      subsidiaries also trade the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the initial values of the basket indices and, therefore, the values at which the basket indices must close before you receive a payment at maturity that exceeds the principal amount of the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the values of the basket indices on the valuation date and, accordingly, the amount of cash you will receive at maturity.

Although we believe that the     Although we believe that the PLUS generally should be treated as a single financial
PLUS should be treated as a      contract that is an "open transaction" for U.S. federal income tax purposes, the
single financial contract that   U.S. federal income tax consequences of an investment in the PLUS are uncertain.
is an "open transaction" for
U.S. federal income tax          Please read the discussion under "United States Federal Income Taxation" in this
purposes, the U.S. federal       pricing supplement concerning the U.S. federal tax consequences of investing in the
income tax consequences of an    PLUS.  If the Internal Revenue Service (the "IRS") were successful in asserting an
investment in the PLUS are       alternative characterization for the PLUS, the timing and character of income on
uncertain.                       the PLUS might differ.  We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                                         PS-12
========================================================================================================================

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                   DESCRIPTION OF PLUS

Terms not  defined  herein have the  meanings  given to such terms in the  accompanying  prospectus  supplement.  The term "PLUS"
refers to each $10 principal  amount of our PLUS due November 20, 2007,  Mandatorily  Exchangeable  for an Amount Payable in U.S.
Dollars Based on the  Performance of a Basket  Composed of Asian Indices.  In this pricing  supplement,  the terms "we," "us" and
"our" refer to Morgan Stanley.

Aggregate Principal
  Amount...................   $

Original Issue Date
  (Settlement Date)........   August         , 2006

Pricing Date...............   August         , 2006

Maturity Date..............   November 20, 2007, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the Valuation Date.

                              If, due to a Market Disruption Event with respect to a Basket Index or otherwise, the
                              Valuation Date occurs on or after November 16, 2007, the Maturity Date will be the second scheduled Trading Day following the Valuation Date as postponed. See "--Valuation Date"
                              below.

Valuation Date.............   November 16, 2007; provided that if November 16, 2007 is not an Index Business Day or if a
                              Market Disruption Event occurs on such day with respect to any Basket Index, the Valuation
                              Date will be the first Index Business Day occurring immediately after November 16, 2007 during which no Market Disruption Event shall have occurred with respect to any Basket
                              Index.

Issue Price................   $10 per PLUS

Denominations..............   $10 and integral multiples thereof

CUSIP Number...............   61747S819

Interest Rate..............   None

Specified Currency.........   U.S. dollars

Basket Indices.............   The following table sets forth the Basket Indices, the Bloomberg Page for each of Basket
                              Indices, the percentage weighting of each Basket Index within the Basket, the Initial
                              Value of each of the Basket Indices and the Multiplier for each Basket Index:

                                                                        Percentage
                                                                          Weight         Initial Value
                               Basket Index        Bloomberg Page    of Basket Value    of Basket Index    Multiplier
                        -------------------------- ---------------  -----------------  -----------------  ------------
                        FTSE/Xinhua China 25 Index     XIN0I              25.0%
                        Kospi 200 Index                KOSPI              25.0%
                        MSCI Taiwan Index               MXTW              25.0%
                        Tokyo Stock Price Index         TPX               25.0%

                                                         PS-13
========================================================================================================================

Basket.....................   The Basket is initially composed of the of the FTSE/Xinhua China 25 Index(SM), the Kospi
                              200 Index(SM), the MSCI Taiwan IndexSM and the Tokyo Stock Price Index(SM). On the Index
                              Business Day immediately following the Pricing Date, the Multiplier for each Basket Index will be calculated so that the Basket Index will be equally weighted among the Basket
                              Indices, based on the Basket Index Closing Value for each Basket Index.

Multiplier.................   The Multiplier for each Basket Index is set forth in the table under "--Basket Indices"
                              above and will remain constant for the term of the PLUS.

Payment at Maturity........   At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Basket Value is greater than the Initial Basket Value, the lesser of (a) $10 plus the Leveraged Upside
                              Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Basket Value is less than or equal to the Initial Basket Value, $10 times the Basket Performance Factor.

                              We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                              Trustee and to The Depositary Trust Company ("DTC"), of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the
                              Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii)
                              deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
                              Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Leveraged Upside Payment...   The product of (i) $10 and (ii) the Basket Percent Increase and (iii) the Leverage Factor.

Leverage Factor............   300%

Maximum Payment at
  Maturity.................   $12.00 to $12.20. The Maximum Payment at Maturity will be determined on the day we price the PLUS for initial sale to the public.

Basket Percent Increase....   A fraction, the numerator of which is the Final Basket Value minus the Initial Basket
                              Value and the denominator of which is the Initial Basket Value.

Basket Performance Factor..   A fraction, the numerator of which is the Final Basket Value and the denominator of which is the Initial Basket Value.

Initial Basket Value.......   10. The Closing Values and Multipliers for each of the Basket Indices will be calculated on the Index Business Day immediately following the Pricing Date so that the Initial
                              Basket Value will be 10.

                                                         PS-14
========================================================================================================================

Final Basket Value.........   The sum of (i) the FTSE/Xinhua China 25 Index Closing Value times the FTSE/Xinhua China 25
                              Index Multiplier, (ii) the Kospi 200 Index Closing Value times the Kospi 200 Index
                              Multiplier, (iii) the MSCI Taiwan Index Closing Value times the MSCI Taiwan Index
                              Multiplier and (iv) the Tokyo Stock Price Index Closing Value times the Tokyo Stock Price
                              Index Multiplier, each as determined on the Valuation Date. See "--Valuation Date" above.

Basket Value...............   The Basket Value on any date equals the sum of the products of each Basket Index Closing
                              Value and its respective Multiplier, each determined as of such date by the Calculation
                              Agent.

FTSE/Xinhua China 25 Index
  Closing Value............   The closing value of the FTSE/Xinhua China 25 Index or any Successor Index published at the regular weekday close of trading on any Index Business Day as reported on the applicable Bloomberg Page.

Kospi 200 Index Closing
  Value....................   The closing value of the Kospi 200 Index or any Successor Index published at the regular weekday close of trading on any Index Business Day as reported on the applicable Bloomberg
                              Page.

MSCI Taiwan Index Closing
  Value....................   The closing value of the MSCI Taiwan Index or any Successor Index published at the regular weekday close of trading on any Index Business Day as reported on the applicable Bloomberg
                              Page.

Tokyo Stock Price Index
  Closing Value............   The closing value of the Tokyo Stock Price Index or any Successor Index published at the regular weekday close of trading on any Index Business Day as reported on the applicable
                              Bloomberg Page.

Basket Index Closing
  Values...................   The FTSE/Xinhua China 25 Index Closing Value, the Kospi 200 Index Closing Value, the MSCI
                              Taiwan Index Closing Value and the Tokyo Stock Price Index Closing Value (each a "Basket
                              Index Closing Value"), each as determined on any Index Business Day.

Trading Day................   A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC ("AMEX"), the
                              Nasdaq National Market, the Chicago Mercantile Exchange, the Chicago Board of Options
                              Exchange and in the over-the-counter market for equity securities in the United States.

Index Business Day.........   A day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchanges and on any exchange on which futures or options contracts related to a Basket Index (or Successor Index) are traded, other than a day on which trading on such exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Market Disruption Event....   Market Disruption Event means with respect to any Basket Index:

                                   (i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the level of a Basket
                                   Index (or the

                                                         PS-15
========================================================================================================================

                                   relevant Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the level of such Basket Index (or the relevant Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket Index (or the relevant Successor Index)
                                   for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (a)(i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

                              For the purpose of determining whether a Market Disruption Event exists with respect to a
                              Basket Index at any time, if trading in a security included in such Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

                              For the purpose of determining whether a Market Disruption Event with respect to a Basket
                              Index has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on such
                              Basket Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such

                                                         PS-16
========================================================================================================================

                              contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to such Basket Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Bloomberg Page.............   The display page so designated by Bloomberg Financial Markets ("Bloomberg"), as noted
                              under "--Basket Indices" above, or any other display page that may replace that display page on Bloomberg and any successor service thereto. If Bloomberg or any successor service no longer displays the FTSE/Xinhua China 25 Index Closing Value, the Kospi 200 Index
                              Closing Value, the MSCI Taiwan Index Closing Value or the Tokyo Stock Price Index Closing
                              Value (each, an "Index Closing Value"), then the Calculation Agent will designate an alternate source of such Index Closing Value, which shall be the publisher of such Basket
                              Index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such Basket Index.

Relevant Exchange..........   Relevant Exchange with respect to any Basket Index means the primary exchange or market of trading for any security (or any combination thereof) then included in such Basket Index or any Successor Index.

Book Entry Note or
  Certificated Note........   Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                              PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                              Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note........   Senior

Trustee....................   JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent......................   MS & Co.

Calculation Agent..........   MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                                         PS-17
========================================================================================================================

                              All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                              Because the Calculation Agent is our subsidiary, the economic interests of the Calculation
                              Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the initial values and final values of the Basket Indices, the percentage change in the Basket, or whether a Market Disruption Event has occurred. See
                              "--Market Disruption Event" and "--Discontinuance of a Basket Index; Alteration of Method
                              of Calculation " below. MS & Co. is obligated to carry out its duties and functions as
                              Calculation Agent in good faith and using its reasonable judgment.

Discontinuance of a Basket
  Index; Alteration of
  Method of Calculation....   If the publisher of any Basket Index discontinues publication of the relevant Basket Index and such publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a "Successor Index"), then any subsequent Basket Index Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Index Business Day that any Basket Index Closing Value is to be determined.

                              Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent
                              will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to
                              DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                              If the publisher of any Basket Index discontinues publication of the relevant Basket Index prior to, and such discontinuance is continuing on the Valuation Date, and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Basket Index Closing
                              Value for such Basket Index for the Valuation Date. Such Basket Index Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating such
                              Basket Index Closing Value last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the

                                                         PS-18
========================================================================================================================

                              closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such Basket Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of any Basket Index may adversely affect the value of the PLUS.

                              If at any time the method of calculating any Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if such Basket Index or a Successor
                              Index is in any other way modified so that such index does not, in the opinion of MS &
                              Co., as the Calculation Agent, fairly represent the value of such Basket Index or such
                              Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which such Basket Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such Basket Index or such
                              Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant Basket Index Closing Value with reference to such Basket Index or such Successor Index, as adjusted. Accordingly, if the method of calculating any Basket Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified
                              (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Basket Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Alternate Exchange
  Calculation in Case of
  an Event of Default......   In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS
                              (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the
                              Basket Index Closing Values on the Valuation Date were the Basket Index Closing Values on the date of acceleration.

                              If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                              Trustee at its New York office, on which notice the Trustee may conclusively rely, and to
                              DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The FTSE/Xinhua China 25
  Index....................   We have derived all information contained in this pricing supplement regarding the
                              FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation

                                                         PS-19
========================================================================================================================

                              and changes in its components, from publicly available information. The FTSE/Xinhua China
                              25 Index is published and disseminated by FTSE/Xinhua Index Limited and measures the composite price performance of selected Chinese stocks. The FTSE/Xinhua China 25 Index is currently based on 25 underlying stocks (the "Underlying Stocks") trading on the Hong Kong
                              Stock Exchange (the "HKSE").

                              Index Calculation

                              The FTSE/Xinhua China 25 Index is weighted based on the free float adjusted total market value of its constituent shares and is designed to represent the performance of investments in the mainland Chinese market available to international investors. The
                              FTSE/Xinhua China 25 Index is rule-based and is monitored by the FTSE Xinhua Index
                              Committee (the "Index Committee"). The FTSE/Xinhua China 25 Index constituents are screened for liquidity and weightings are capped to avoid over-concentration in any one stock. Currently, only Red Chip shares and H shares are eligible for the FTSE/Xinhua China
                              25 Index. Red Chip shares are securities of Hong Kong incorporated companies that trade on the HKSE and are quoted and traded in Hong Kong dollars. Red Chips are companies that are substantially owned directly or indirectly by the Chinese Government and have the majority of their business interests in mainland China. H shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. They are quoted and traded in Hong Kong dollars. The base date of the FTSE/Xinhua China 25 Index was March 2001. As of April 2006, the FTSE/Xinhua
                              China 25 Index's top three holdings were China Mobile Communications Corporation,
                              Petrochina Company Limited and China Petroleum and Chemical.

                              The weight of each Underlying Stock in the FTSE/Xinhua China 25 Index is calculated by (i)
                              multiplying the per share price of each Underlying Stock by the exchange rate required to convert the security's home currency into the FTSE/Xinhua China 25 Index base currency
                              (the "Base Currency"), (ii) multiplying each resulting product by the number of shares in issue according to FTSE/Xinhua Index Limited, (iii) multiplying each resulting product by the product of each security's float factor (the "Free Float Factor") multiplied by its capping factor (the "Capping Factor"), (iv) calculating the sum of all these products and
                              (v) dividing such sum by a divisor (the "Divisor"). The Base Currency for the FTSE/Xinhua
                              China 25 Index is the Hong Kong dollar. The Free Float Factor is a number between 1 and 0, where 1 represents a 100% free float, and is published by FTSE/Xinhua Index Limited. The
                              Capping Factor is a number between 1 and 0, where 1 represents no cap, that allows the weight of each security to be capped at no more than 10% of the FTSE/Xinhua China 25
                              Index, and is published by FTSE/Xinhua Index Limited. The Divisor represents the total issued share capital of the FTSE/Xinhua China 25 Index at the base date and can be adjusted to allow changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

                                                         PS-20
========================================================================================================================

                              When calculating the weight of an Underlying Stock, individual constituents' shares held by governments, corporations, strategic partners or other control groups are excluded from the company's shares outstanding. Shares owned by other companies are also excluded regardless of whether such companies are index constituents. Where a foreign investment limit exists at the sector or company level, the constituent's weight will reflect either the foreign investment limit or the percentage float, whichever is more restrictive.
                              Stocks are screened to ensure there is sufficient liquidity. Factors in determining liquidity include the availability of current and reliable price information and the level of trading volume relative to shares outstanding. Value traded and float turnover are also analyzed on a monthly basis to ensure liquidity. Fundamental analysis is not part of the selection criteria for inclusion or exclusion of stocks from the FTSE/Xinhua China 25
                              Index.

                              Adjustment to the composition of the FTSE/Xinhua China 25 Index

                              An Underlying Stock may be added or deleted by FTSE/Xinhua Index Limited or the percentage of that Underlying Stock or the Capping Factor or the Free Float Factor may be adjusted.
                              Any stock that becomes ineligible due to any of the following reasons, among others, will be deleted from the FTSE/Xinhua China 25 Index: (i) delisting of such stock, (ii) such stock ceases to have a firm quotation or accurate and reliable price, (iii) the constituent company is subject to a takeover, (iv) the constituent company ceases, in the opinion of the Index Committee, or its nominated deputies, to be a viable constituent due to changes in liquidity or total market capitalization, (v) the constituent company, at the time of the periodic review, has fallen to the 36th position or below in the ranking of eligible companies by full market value as computed by FTSE/Xinhua Index Limited before the application of any investability weightings, or (vi) the company has the lowest ranking full market value on the FTSE/Xinhua China 25 Index as computed by FTSE/Xinhua
                              Index Limited and another security has qualified for inclusion on the index. After deletion of a stock, FTSE/Xinhua Index Limited will select a new Underlying Stock from the reserve list of the five highest-ranking non-constituents of the index that are constituents of the FTSE All World Index and meet the FTSE/Xinhua China 25 Index requirements.

                              The FTSE/Xinhua China 25 Index is calculated every 15 seconds and published every minute during the index period (09:15 -16:00 Local Hong Kong Time); and is available in real time directly from FTSE and from the following vendors: Reuters, Bloomberg, Telekurs, FTID and
                              LSE/Proquote. The FTSE/Xinhua China 25 Index uses local stock exchange trade prices and
                              Reuters real-time spot currency rates.

The Kospi 200 Index........   Unless otherwise stated, all information regarding the Kospi 200 Index provided in this pricing supplement is derived from the Korea Stock Exchange ("KSE") or other publicly available

                                                         PS-21
========================================================================================================================

                              sources. We do not assume any responsibility for the accuracy or completeness of such information. The Kospi 200 Index is calculated, published and disseminated by the KSE. KSE owns the copyright and all other rights to the Kospi 200 Index. KSE has no obligation to continue to publish, and may discontinue publication of the Kospi 200 Index at any time.

                              The Kospi 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the
                              KSE market. The calculation of the value of the Kospi 200 Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the "Constituent Stocks") as of a particular time as compared to the aggregated average Market Value of the common stocks of
                              200 companies at the Base Date of January 3, 1990. The current "Market Value" of any
                              Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock.

                              KSE chooses companies for inclusion in the Kospi 200 Index with an aim of accurately representing overall market movement. KSE may from time to time, in its sole discretion, add companies to, or delete companies from, the Kospi 200 Index to achieve the objectives stated above. The Kospi 200 Index selects stocks of companies that belong to one of eight industry groups, whose market capitalization is at least 1% of the total market capitalization of The KRX-Stock Market. The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total. Stocks initially listed or relisted after May 1 of the year preceding the year of the periodic realignment review date, stocks designated as administrative issue as of the periodic realignment review date, stocks of securities investment companies, issues of liquidation sale and stocks deemed unsuitable are ineligible to become a Constituent Stock of the
                              Kospi 200 Index.

                              The KOSPI Committee is composed of 10 members who are chosen as representatives of institutional investors and securities related institutions, legal and accounting professionals, and professors and researchers.

                              To ensure that Kospi 200 Index accurately represents the overall market movement, its constituent stocks are realigned as the need arises. There are two types of realignments:
                              periodic realignment and special realignment. Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options. Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

                                                         PS-22
========================================================================================================================

                              Index Calculation

                              The level of the Kospi 200 Index reflects the total current market value of all 200
                              Constituent Stocks relative to the Kospi 200 Index's base date of January 3, 1990 (the
                              "Base Date"). An indexed number is used to represent the results of this calculation.

                              The actual aggregate Market Value of the Constituent Stocks at the Base Date ("The Base
                              Market Value") has been set. In practice, the calculation of the Kospi 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the Base Market Value and then multiplying by 100 (the "Base Index").

                              In order to maintain the consistency of the index, the Market Value and Base Market Value can be readjusted. Readjustment includes changing the Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

                              Current Market Value on the day          Current Market            Amount of
                                     before the change                Value on the day    +/-     Change
                              -------------------------------   =     before the change          in Value
                                                                      -------------------------------------
                                     Old Market Value                        New Base Market Value

                              Current Market Value increases or decreases when there is a rights offering, a new listing, a delisting or merger. Therefore, to maintain consistency, the Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

                                                            Current Market           Amount of Change
                              New Base         Old         Value on the day    +/-    in the current
                               Market    =    Market   x   before the change           Market Value
                               Value          Value        -------------------------------------------
                                                                 Current Market Value on the day
                                                                        before the change

                              Although KSE currently employs the above methodology to calculate the Kospi 200 Index, we cannot assure you that KSE will not modify or change this methodology in a manner that may affect the payment at maturity of the PLUS.

The MSCI Taiwan Index......   We have derived all information contained in this pricing supplement regarding the MSCI
                              Taiwan Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The MSCI Taiwan Index is an equity index of securities listed on the Taiwan Stock Exchange calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. See "--Affiliation of MSCI, MS & Co. and Morgan Stanley" below.
                              Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI Taiwan Index.

                                                         PS-23
========================================================================================================================

                              The index has a base date of January 1, 1998 and, as of July 24, 2006, the index contained
                              103 securities with a total market capitalization of US$239.547 billion. The MSCI Taiwan
                              Index is a free float-adjusted market capitalization index. It is calculated daily in US dollars and published in real time in Taiwan Dollars, every 15 seconds during market trading hours.

                              Selection Criteria

                              MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following: each company's business activities and the diversification that its securities would bring to the index. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. Securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the MSCI
                              Taiwan Index if it achieves a free float adjusted market capitalization of U.S.$ 400 million and will be eligible for deletion if such capitalization falls below U.S.$ 200 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

                              MSCI targets for inclusion the most liquid securities in an industry group. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock's relative standing within Taiwan and between cycles.

                              Only securities of companies with an estimated overall or security free float greater than
                              15% are generally considered for inclusion in the MSCI Taiwan Index. For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b)
                              foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

                              MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor ("FIF"). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float

                                                         PS-24
========================================================================================================================

                              is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15%
                              and (b) foreign ownership limitation rounded to the closest 1%. The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security's full market capitalization.

                              MSCI Taiwan Index Maintenance

                              There are three broad categories of MSCI Taiwan Index maintenance: an annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;
                              quarterly index reviews, aimed at promptly reflecting other significant market events; and
                              ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

                              During a quarterly index review, securities may be added to or deleted from the MSCI
                              Taiwan Index for a variety of reasons, including the following:

                              o    Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

                              o    Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

                              o    Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

                              o    Replacement of companies which are no longer suitable industry representatives.

                              o    Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

                              o    Deletion of securities that have become very small or illiquid.

                              o    Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

                              Index Calculation

                              The MSCI Taiwan Index is computed generally by multiplying the previous day's index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan
                              Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

                                                         PS-25
========================================================================================================================

                              Affiliation of MSCI, MS & Co. and Morgan Stanley

                              Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley. MSCI is responsible for the MSCI Taiwan Index and the guidelines and policies governing its composition and calculation. Although judgments, policies and determinations concerning the MSCI Taiwan Index are made solely by MSCI, Morgan Stanley, as the parent company of
                              MSCI, is ultimately responsible for MSCI. MSCI(R) is a registered trademark and service mark of MSCI.

                              BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC
                              INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING WITH
                              RESPECT TO CERTAIN DETERMINATIONS AND JUDGMENTS MADE IN DETERMINING THE MSCI TAIWAN INDEX.
                              THE POLICIES AND JUDGMENTS FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS
                              AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPRISING THE MSCI TAIWAN INDEX AND THE
                              MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT
                              MAY AFFECT THE VALUE OF THE MSCI TAIWAN INDEX. FURTHERMORE, THE POLICIES AND JUDGMENTS FOR
                              WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI TAIWAN INDEX COULD
                              ALSO AFFECT THE VALUE OF THE MSCI TAIWAN INDEX. IT IS ALSO POSSIBLE THAT MSCI MAY
                              DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI TAIWAN INDEX AND THAT,
                              CONSEQUENTLY, MS & CO., AS CALCULATION AGENT, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD
                              HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE MSCI TAIWAN
                              INDEX CLOSING VALUE ON THE VALUATION DATE AND THE PAYMENT AT MATURITY OF THE PLUS. ANY
                              SUCH ACTIONS OR JUDGMENTS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

                              MSCI maintains policies and procedures regarding the handling and use of confidential proprietary information, and those policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to the calculation of the
                              MSCI Taiwan Index prior to its dissemination.

                              It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the Component Securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Taiwan
                              Index.

                                                         PS-26
========================================================================================================================

The Tokyo Stock Price
  Index....................   The Tokyo Stock Price Index, published by Tokyo Stock Exchange, Inc. ("TSE"). We have derived all information regarding the Tokyo Stock Price Index contained in this pricing supplement, including its method of calculation, from publicly available sources, including the websites of the TSE and other sources we believe to be reliable. We make no representation or warranty as to the accuracy or completeness of such information, nor do we incorporate any such information into this pricing supplement.

                              The Index was developed by the TSE. Publication of the Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1,000 on April 1,
                              1998. The Index is computed and published every 15 seconds via TSE's Market Information
                              System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

                              Composition and Maintenance

                              The component stocks of the Index consist of all common domestic stocks listed on the
                              First Section of the TSE which have an accumulative length of listing of at least six months. The Index measures changes in the aggregate market value of these stocks. The TSE domestic stock market is divided into two sections: the First Section and the Second
                              Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the Tokyo Stock Price Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

                              The Index is a weighted index, with the market price of each component stock multiplied by the number of shares listed. The TSE is responsible for calculating and maintaining the
                              Index, and can add, delete or substitute the stocks underlying the Index or make other methodological changes that could change the value of the Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of June 1, 2006, stocks of 1,698 domestic companies were assigned to the First Section of the TSE and stocks of 494 companies were assigned to the Second Section.

                                                         PS-27
========================================================================================================================

                              Index Calculation

                              The Tokyo Stock Price Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The Index is calculated by multiplying 1,000 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the
                              TSE at the same instance) (the "Current Market Value") by the base market value (i.e., the
                              Current Market Value on the base date) (the "Base Market Value").

                              The calculation of the Index can be represented by the following formula:

                                                     Current Market Value
                                Index       =      ------------------------     x    1,000
                                                       Base Market Value

                              In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second
                              Section of the TSE.

                              The formula for the adjustment is as follows:

                     Adjusted Market Value on Adjustment         (Adjusted Market Value on Adjustment Date +/-
                                    Date                                        Adjustment Amount)
                    -------------------------------------   =   ------------------------------------------------
                     Base Market Value before adjustment              Base Market Value after adjustment

                              Where, adjustment amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

                              Therefore,

                                                                           Old Base Market Value x
                                                        (Adjusted Market Value on Adjustment Date +/- Adjustment Amount)
                            New Base Market Value   =   ----------------------------------------------------------------
                                                                    Adjusted Market Value on Adjustment Date

                              The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the Index, the Base Market Value is adjusted in such a way that the new value of the Index will equal the level of the Tokyo Stock Price Index immediately prior to such change.

                                                         PS-28
========================================================================================================================

                              No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

Historical Information.....   The following tables set forth the published high, low and end of quarter closing values for each of the Basket Indices for each calendar quarter from January 1, 2001 to July 26,
                              2006. The graphs following each Basket Index's historical value table set forth the historical performance of each respective Basket Index for the periods indicated. The closing values for the FTSE/Xinhua China 25 Index, the Kospi 200 Index, the MSCI Taiwan
                              Index and the Tokyo Stock Price Index, on July 26, 2006 were 11,389.53, 1,279.08, 263.28 and 1,520.44, respectively. We obtained the information in the tables and graphs from
                              Bloomberg Financial Markets, without independent verification. The historical values and historical performance of the Basket Indices should not be taken as an indication of future performance. We cannot give you any assurance that the Final Basket Value will be greater than the Initial Basket Value so that you will receive a payment in excess of the principal amount of the PLUS. Because your return is linked to the performance of the
                              Basket at maturity, there is no guaranteed return of principal.

                              If the Final Basket Value at maturity is less than the Initial Basket Value you will lose money on your investment.

                                                         PS-29
========================================================================================================================

                                                    FTSE/Xinhua China 25 Index
                                        Historical High, Low and Period End Closing Values
                                               January 1, 2001 through July 26, 2006

                               FTSE/Xinhua China 25 Index       High          Low       Period End
                              -----------------------------   --------   -----------  --------------
                              2001
                              First Quarter............       5,005.53     4,740.21      4,877.51
                              Second Quarter...........       6,335.13     4,664.77      5,916.72
                              Third Quarter............       5,959.53     3,856.63      4,205.25
                              Fourth Quarter...........       4,756.59     4,131.70      4,596.84
                              2002
                              First Quarter............       5,001.89     4,391.50      4,822.18
                              Second Quarter...........       5,169.69     4,816.63      4,934.55
                              Third Quarter............       5,083.68     4,328.78      4,329.55
                              Fourth Quarter...........       4,528.84     4,081.49      4,317.23
                              2003
                              First Quarter............       4,707.99     4,309.18      4,437.62
                              Second Quarter...........       5,260.29     4,234.37      5,169.87
                              Third Quarter............       6,279.46     5,170.81      6,089.77
                              Fourth Quarter...........       8,324.97     6,193.19      8,324.97
                              2004
                              First Quarter............       8,845.71     7,879.50      8,207.84
                              Second Quarter...........       8,614.24     6,222.20      7,414.40
                              Third Quarter............       8,040.70     6,950.06      7,916.39
                              Fourth Quarter...........       8,512.93     7,594.53      8,294.66
                              2005
                              First Quarter............       8,767.79     7,827.26      8,254.83
                              Second Quarter...........       8,529.93     7,889.44      8,496.46
                              Third Quarter............       9,736.78     8,363.14      9,404.92
                              Fourth Quarter...........       9,430.76     8,272.52      9,203.65
                              2006
                              First Quarter............      11,123.08     9,346.46     11,123.08
                              Second Quarter...........      12,304.50     9,981.00     11,314.83
                              Third Quarter (through
                                 July 26, 2006)........      11,508.83     11,010.07    11,389.53

                                                         PS-30
========================================================================================================================

                                                         Kospi 200 Index
                                       Historical High, Low and Period End Closing Values
                                              January 1, 2001 through July 26, 2006

                                   Kospi 200 Index           High          Low       Period End
                              ----------------------------  -------      -------   --------------
                              2001
                              First Quarter..........        627.45       520.95        523.22
                              Second Quarter.........        632.05       491.21        595.13
                              Third Quarter..........        597.25       468.76        479.68
                              Fourth Quarter.........        704.50       496.13        693.70
                              2002
                              First Quarter..........        902.46       708.47        895.58
                              Second Quarter.........        937.61       701.87        742.72
                              Third Quarter..........        801.99       646.42        646.42
                              Fourth Quarter.........        736.57       584.04        627.55
                              2003
                              First Quarter..........        666.71       515.24        535.70
                              Second Quarter.........        690.49       538.56        669.93
                              Third Quarter..........        767.46       674.75        697.52
                              Fourth Quarter.........        822.16       704.29        810.71
                              2004
                              First Quarter..........        907.43       821.26        880.50
                              Second Quarter.........        936.06       728.98        785.79
                              Third Quarter..........        857.15       719.59        835.09
                              Fourth Quarter.........        895.92       808.14        895.92
                              2005
                              First Quarter..........      1,022.79       870.84        965.68
                              Second Quarter.........      1,010.80       911.30      1,008.16
                              Third Quarter..........      1,231.22     1,018.02      1,221.01
                              Fourth Quarter.........      1,379.37     1,140.72      1,379.37
                              2006
                              First Quarter..........      1,421.79     1,297.43      1,332.72
                              Second Quarter.........      1,464.70     1,203.86      1,295.15
                              Third Quarter (through
                                 July 26, 2006)......      1,300.44     1,233.42      1,279.08

                                                         PS-31
========================================================================================================================

                                                       MSCI Taiwan Index
                                       Historical High, Low and Period End Closing Values
                                             January 1, 2001 through July 26, 2006

                                  MSCI Taiwan Index          High          Low       Period End
                              ---------------------------  --------     ---------  --------------
                              2001
                              First Quarter..........       282.59        227.74       260.30
                              Second Quarter.........       252.54        220.42       227.57
                              Third Quarter..........       229.46        158.15       164.63
                              Fourth Quarter.........       258.44        155.96       255.59
                              2002
                              First Quarter..........       282.99        246.39       277.77
                              Second Quarter.........       289.96        223.34       227.30
                              Third Quarter..........       240.93        178.84       178.86
                              Fourth Quarter.........       210.31        162.81       189.53
                              2003
                              First Quarter..........       216.15        181.33       184.08
                              Second Quarter.........       219.73        177.59       210.88
                              Third Quarter..........       258.49        217.56       250.04
                              Fourth Quarter.........       273.90        248.82       259.11
                              2004
                              First Quarter..........       300.55        261.11       277.02
                              Second Quarter.........       292.39        233.12       248.25
                              Third Quarter..........       249.84        224.29       243.79
                              Fourth Quarter.........       257.67        234.90       257.67
                              2005
                              First Quarter..........       261.15        240.29       247.50
                              Second Quarter.........       266.97        235.89       260.81
                              Third Quarter..........       271.34        247.38       256.41
                              Fourth Quarter.........       277.65        235.23       275.81
                              2006
                              First Quarter..........       285.78        267.98       279.69
                              Second Quarter.........       316.10        262.49       274.77
                              Third Quarter (through
                                 July 26, 2006)......       280.26        258.49       263.28

                                                         PS-32
========================================================================================================================

                                                   Tokyo Stock Price Index
                                     Historical High, Low and Period End Closing Values
                                           January 1, 2001 through July 26, 2006

                               Tokyo Stock Price Index       High          Low       Period End
                              ---------------------------  --------    -----------  ------------
                              2001
                              First Quarter..........      1,337.63      1,161.97     1,277.27
                              Second Quarter.........      1,440.97      1,254.19     1,300.98
                              Third Quarter..........      1,293.42        990.80     1,023.42
                              Fourth Quarter.........      1,107.83        988.98     1,032.14
                              2002
                              First Quarter..........      1,125.43        922.51     1,060.19
                              Second Quarter.........      1,139.43        984.28     1,024.89
                              Third Quarter..........      1,050.14        886.39       921.05
                              Fourth Quarter.........        903.37        815.74       843.29
                              2003
                              First Quarter..........        865.43        770.62       788.00
                              Second Quarter.........        904.32        773.10       903.44
                              Third Quarter..........      1,075.73        915.91     1,018.80
                              Fourth Quarter.........      1,105.59        953.19     1,043.69
                              2004
                              First Quarter..........      1,179.23      1,022.61     1,179.23
                              Second Quarter.........      1,217.87      1,053.77     1,189.60
                              Third Quarter..........      1,188.42      1,084.64     1,102.11
                              Fourth Quarter.........      1,149.63      1,073.20     1,149.63
                              2005
                              First Quarter..........      1,203.26      1,132.18     1,182.18
                              Second Quarter.........      1,201.30      1,109.19     1,177.20
                              Third Quarter..........      1,428.13      1,177.61     1,412.28
                              Fourth Quarter.........      1,663.75      1,371.37     1,649.76
                              2006
                              First Quarter..........      1,728.16      1,572.11     1,728.16
                              Second Quarter.........      1,783.72      1,458.30     1,586.96
                              Third Quarter (through
                                 July 26, 2006)......      1,602.43      1,475.28     1,520.44

Historical Graph...........   The following graph sets forth the hypothetical historical performance of the Basket
                              (assuming that each of the Basket Indices is weighted as described in "--Basket" above at
                              July 26, 2006). The graph covers the period from January 1, 2001 through

                                                         PS-33
========================================================================================================================

                              July 26, 2006. The graph does not attempt to show your expected return on an investment in the PLUS. The hypothetical historical performance of the Basket and the historical performance of the Basket Indices should not be taken as an indication of their future performance.

Use of Proceeds and
  Hedging..................   The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. The original issue price of the PLUS includes the
                              Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                              On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the
                              PLUS by taking positions in stocks underlying the Basket Indices, in futures or options contracts on the Basket Indices or any component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the values of the Basket Indices, and, therefore, increase the values at which the Basket Indices must close on the Valuation Date before you will receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and

                                                         PS-34
========================================================================================================================

                              selling the stocks underlying the Basket Indices, futures or options contracts on the stocks underlying the Basket Indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the
                              Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.............   Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $ per PLUS to other dealers, which may include Morgan Stanley DW Inc.,
                              Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. After the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                              We expect to deliver the PLUS against payment therefor in New York, New York on        ,
                              2006, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the PLUS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS more than three Business Days prior to the Original Issue Date will be required, to specify alternative settlement arrangements to prevent a failed settlement.

                              In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS, for its own account. The Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or its component stocks in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See
                              "--Use of Proceeds and Hedging" above.

                                                         PS-35
========================================================================================================================

                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the
                              United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the
                              Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                              Brazil

                              The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios
                              (The Brazilian Securities Commission). The PLUS may not be offered or sold in the
                              Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                              Chile

                              The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the
                              PLUS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong
                              and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued,

                                                         PS-36
========================================================================================================================

                              circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap.
                              571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                              Mexico

                              The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              The Agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the
                              PLUS, whether directly or indirectly, to persons in Singapore other than:

                              (a) an institutional investor (as defined in section 4A of the Securities and Futures Act
                              (Chapter 289 of Singapore (the "SFA"));

                              (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                              (c) a person who acquires the PLUS for an aggregate consideration of not less than
                              Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                              (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

License Agreement between
  FTSE/Xinhua Index Limited
  and Morgan Stanley.......   The license agreement between FTSE/Xinhua Index Limited and Morgan Stanley provides that the following language must be set forth in the pricing supplement:

                              The PLUS are not in any way sponsored, endorsed, sold or promoted by FTSE/Xinhua Index
                              Limited ("FTSE") or by The London Stock Exchange Plc (the "Exchange") or by The Financial
                              Times Limited ("FT") and neither FTSE or Exchange or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the

                                                         PS-37
========================================================================================================================

                              said Index stands at any particular time on any particular day or otherwise. The
                              FTSE/Xinhua China 25 Index is compiled and calculated solely by FTSE. However, neither
                              FTSE or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FTSE or Exchange or FT shall be under any obligation to advise any person of any error therein.

                              "FTSETM" and "FootsieTM" are trademarks of London Stock Exchange Plc and The Financial
                              Times Limited and are used by FTSE International Limited under license.

License Agreement between
  the KSE and Morgan
  Stanley..................   We have been granted by KSE a non-transferable, non-exclusive license to use the Kospi 200
                              Index as a component of the PLUS and refer to the Kospi 200 Index in connection with the marketing and promotion of PLUS and in connection with making such disclosure about the
                              PLUS. We acknowledge that the Kospi 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE. We acknowledge that Kospi 200 Index and the Kospi marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the Kospi 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE.

License Agreement between
  MSCI and Morgan
  Stanley..................   MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the PLUS. The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                              The PLUS are not sponsored, endorsed, sold or promoted by MSCI, any affiliate of MSCI
                              (save the issuer, being an affiliate of MSCI) or any other person involved in, or related to, making or compiling any MSCI Index (collectively, the "MSCI Parties"). The MSCI
                              Indexes are the exclusive property of MSCI. MSCI and the MSCI Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by
                              Morgan Stanley. No MSCI Party makes any representation or warranty, express or implied, to the investors in the PLUS or any member of the public regarding the advisability of investing in financial securities generally or in the PLUS particularly or the ability of any MSCI Index to track corresponding stock market performance. MSCI or its affiliates are the licensors of certain trademarks, service marks and trade names and of the MSCI Indexes which are determined, composed and

                                                         PS-38
========================================================================================================================

                              calculated by MSCI without regard to the PLUS or the issuer or investor in the PLUS. No
                              MSCI Party has any obligation to take the needs of the issuers or investors in the PLUS into consideration in determining, composing or calculating the MSCI Indexes. No MSCI
                              Party is responsible for or has participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are redeemable for cash. No MSCI Party has any obligation or liability to the investors in the PLUS in connection with the administration, marketing or offering of the PLUS.

                              Although MSCI shall obtain information for inclusion in or for use in the calculation of the MSCI Indexes from sources that MSCI considers reliable, no MSCI Party warrants or guarantees the originality, accuracy and/or the completeness of any MSCI Index or any data included therein. No MSCI Party makes any warranty, express or implied, as to results to be obtained by the issuer of the PLUS, investors in the PLUS, or any other person or entity, from the use of any MSCI Index or any data included therein. No MSCI Party shall have any liability for any errors, omissions or interruptions of or in connection with any
                              MSCI Index or any data included therein. Further, no MSCI Party makes any express or implied warranties of any kind, and each MSCI Party hereby expressly disclaims all warranties of merchantability and fitness for a particular purpose, with respect to any
                              MSCI Index and any data included therein. Without limiting any of the foregoing, in no event shall any MSCI Party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

                              The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability that the issuer may make elsewhere in this pricing supplement or the accompanying prospectus supplement or prospectus or otherwise to prospective or actual purchasers of or investors in the PLUS.

                              No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark in any manner of endorsement without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

                              "MSCI Taiwan Index(SM)" is a service mark of MSCI and has been licensed for use by Morgan
                              Stanley. The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

                                                         PS-39
========================================================================================================================

License Agreement between
  TSE and Morgan Stanley...   Morgan Stanley has entered into a non-exclusive license agreement with TSE providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Tokyo Stock Price Index ("TOPIX"), which is owned and published by the TSE, in connection with securities, including the PLUS.

                              The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                              (i) The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index
                              Value or to change the TOPIX Trademarks or cease the use thereof.

                              (ii) The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX Index Value and the TOPIX Trademarks
                              or as to the figure at which the TOPIX Index Value stands on any particular day.

                              (iii) The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange,
                              Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

                              (iv)The PLUS are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange,
                              Inc.

                              (v) The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the PLUS or any advice on investments to any purchaser of the PLUS or to the public.

                              (vi)The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the PLUS, for calculation of the TOPIX Index Value.

                              (vii) Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the PLUS.

                              "TOPIX(R)" and "TOPIX Index(R)" are trademarks of the Tokyo Stock Exchange, Inc. and have been licensed for use by Morgan Stanley. The PLUS have not been passed on by the TSE as to their legality or suitability. The PLUS are not issued, endorsed, sold or promoted by the
                              TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

                                                         PS-40
========================================================================================================================

ERISA Matters for Pension
  Plans and Insurance
  Companies................   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                              Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                              Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                              within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                              (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the
                              "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions
                              ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23
                              (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset
                              Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs
                              96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with
                              "plan assets"

                                                         PS-41
========================================================================================================================

                              of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                              Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                              Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of
                              ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation..........   In the opinion of Davis Polk & Wardwell, our counsel ("Tax Counsel"), the following are the material U.S. federal tax consequences of ownership and disposition of the PLUS.

                              This discussion only applies to initial investors in the PLUS who:

                              o    purchase the PLUS at their "issue price"; and

                              o    will hold the PLUS as capital assets within the meaning of Section 1221 of the
                                   Internal Revenue Code of 1986, as amended (the "Code").

                              This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

                              o    certain financial institutions;

                              o    insurance companies;

                              o    dealers in securities or foreign currencies;

                              o    investors holding the PLUS as part of a hedge or any similar transaction;

                              o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                                                         PS-42
========================================================================================================================

                              o    partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

                              o    regulated investment companies;

                              o    real estate investment trusts;

                              o    tax exempt entities, including an "individual retirement account" or "Roth IRA" as defined in Section 408 or 408A of the Code, respectively;

                              o    persons subject to the alternative minimum tax;

                              o    nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; and

                              o    Non-U.S. Holders, as defined below, for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States.

                              As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                              This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons considering the purchase of the PLUS are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              General

                              The PLUS should be treated as a single financial contract that is an "open transaction"
                              for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the
                              PLUS or instruments that are similar to the PLUS for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS (including alternative characterizations of the PLUS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
                              Unless otherwise stated, the following discussion is based on the characterization and treatment of the PLUS described above.

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                              Tax Consequences to U.S. Holders

                              As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                              o    a citizen or resident of the United States;

                              o    a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

                              o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                              The term U.S. Holder also includes certain former citizens and residents of the United
                              States.

                              Tax Treatment of the PLUS

                              Assuming the characterization and treatment of the PLUS as set forth above is respected,
                              Tax Counsel believes that the following U.S. federal income tax consequences should result.

                              Tax basis. A U.S. Holder's tax basis in the PLUS would equal the amount paid by the U.S.
                              Holder to acquire the PLUS.

                              Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally would recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                              Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to its maturity, a
                              U.S. Holder would generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the PLUS sold or exchanged. This gain or loss would generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

                              Possible Alternative Tax Treatments of an Investment in the PLUS

                              Due to the absence of authorities that directly address the proper characterization of the
                              PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Debt
                              Regulations").

                              If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected.
                              Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance.
                              Furthermore, any gain

                                                         PS-44
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                              realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                              Even if the Contingent Debt Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are also possible, which if applied could also affect the timing and character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                              Backup Withholding and Information Reporting

                              Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such
                              U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                              Tax Consequences to Non-U.S. Holders

                              This section only applies to you if you are a Non-U.S. Holder. As used herein, the term
                              "Non-U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a
                              PLUS that is:

                              o    an individual who is classified as a nonresident alien;

                              o    a foreign corporation; or

                              o    a foreign trust or estate.

                              "Non-U.S. Holder" does not include a holder who is an individual present in the United
                              States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a PLUS.

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                              Tax Treatment upon Sale, Exchange or Settlement of the PLUS

                              In general. Assuming the characterization and treatment of the PLUS as set forth above is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

                              If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that:

                              o    the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

                              o    the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

                              o    the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A) of the Code; and

                              o    the certification requirement described below has been fulfilled with respect to the beneficial owner.

                              Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S.
                              person.

                              U.S. Federal Estate Tax

                              Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the
                              PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.
                              Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                              Backup Withholding and Information Reporting

                              Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The certification procedures

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                              described above under "-Tax Treatment upon Sale, Exchange or Settlement of the PLUS -
                              Certification Requirement" will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a
                              Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

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